JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated October 31, 1996 (including amendments thereto) with respect to the Common Stock of Glasgal Communications, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:            November 7, 1996
                                        /S/ CHRISTOPHER CAREY
                                        ----------------------------------------
                                            CHRISTOPHER J. CAREY

                                        AMY CAREY GRAT


                                        By: /S/ CHRISTOPHER CAREY
                                            ------------------------------------
                                                Christopher Carey, Trustee

                                        CHRISTOPHER CAREY GRAT


                                        By: /S/ CHRISTOPHER CAREY
                                            ------------------------------------
                                            Christopher Carey, Trustee